Exhibit 10.1

AMENDMENT NO. 6 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 6 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 15, 2025, by and between Papaya Growth Opportunity Corp. I, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on January 19, 2022, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one share of the Company’s Class A common stock, par value $0.0001 per share, and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $293,250,000 of net proceeds of the Offering and sale of the Private Placement Units (as defined in the Underwriting Agreement) were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Common Stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of January 13, 2022, by and between the Company and the Trustee (as amended, the “Original Agreement”);

WHEREAS, the Original Agreement was amended on April 12, 2023 to: (i) provide the Company’s Board of Directors with the right to extend the date by which the Company has to consummate a business combination (the “Combination Period”) up to six (6) times for an additional one (1) month each time, from April 19, 2023 to October 19, 2023 and (ii) allow the Company to extend the Combination Period up to six (6) times for an additional one (1) month each time from April 19, 2023 to October 19, 2023 (the “First Amendment”);

WHEREAS, the Original Agreement was further amended on August 30, 2023 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from October 19, 2023 to February 19, 2024 and (ii) allow the Company to extend the Combination Period for an additional one (1) month each time from October 19, 2023 to February 19, 2024 (the “Second Amendment”);

WHEREAS, the Original Agreement was further amended on December 14, 2023 to expand the list of permitted investments of the Trust Account (the “Third Amendment”);

WHEREAS, the Original Agreement was further amended on February 16, 2024 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from February 19, 2024 to January 19, 2025 and (ii) allow the Company to extend the Combination Period for an additional one (1) month each time from February 19, 2024 to January 19, 2025 (the “Fourth Amendment”);

WHEREAS, the Original Agreement was further amended on January 14, 2025 to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from January 19, 2025 to December 19, 2025 and (ii) allow the Company to extend the Combination Period from January 19, 2025 to December 19, 2025 or such earlier date as determined by the Board (the “Fifth Amendment”);

WHEREAS, the Company has sought the approval of the holders of its Class A common stock and holders of its Class B common stock, par value $0.0001 per share (together the “Common Stock”) to: (i) provide the Company’s Board of Directors with the right to extend the Combination Period from December 19, 2025 to December 19, 2026 (as extended, the “Extended Date”) (the “Extension Amendment”) and (ii) allow the Company to extend the Combination Period from December 19, 2025 to the Extended Date or such earlier date as determined by the Board in its sole discretion (the “Trust Amendment”);

WHEREAS, holders of 65% of the then issued and outstanding shares of Common Stock, voting together as a single class, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment, to, among other things, reflect the amendments contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.          Amendments to Trust Agreement.

1.1.       The third WHEREAS clause of the Original Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company may extend the period by which it has to consummate a Business Combination (as defined below) to the Extended Date or such earlier date as may be determined by the Board in its sole discretion (the “Extension”); and”

2.          Miscellaneous Provisions.

2.1.       Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.       Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.       Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.       Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.       Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.       Entire Agreement. The Original Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

Papaya Growth Opportunity Corp. I

By:	/s/ Clay Whitehead
Name: Clay Whitehead
Title: Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]